                                                                    EXHIBIT 10.2




                            SUBSCRIPTION AGREEMENT

                                By and between

                     BARIATRIX PRODUCTS INTERNATIONAL INC.

                                      and

                              BALANCE BAR COMPANY

                                      and

                                RODERICK EGGER

                                      and

                              3357481 CANADA INC.

                                      and

                                 THOMAS EGGER

                                 May 20, 1999

                            SUBSCRIPTION AGREEMENT
                            ----------------------


THIS AGREEMENT is made on the 20/th/ day of May, 1999.

BY AND BETWEEN:          BARIATRIX PRODUCTS INTERNATIONAL INC., a corporation
                         duly incorporated according to the laws of Canada, herein acting and represented by Thomas L. Egger, its President and Secretary, duly authorized as he so declares,

                         (herein referred to as the "Corporation")

AND: BALANCE BAR COMPANY, a company duly incorporated according to the laws of Delaware, herein acting and represented by Thomas Flahie, its Senior Vice President of Finance and Administration, duly authorized as he so declares,

                         (herein referred to as "Balance Bar")

AND:                     RODERICK EGGER, businessman, of the City of Burlington,
                         State of Vermont,

                         (herein referred to as "Rod")

AND: 3357481 CANADA INC., a corporation duly incorporated according to the laws of Canada, herein acting and represented by Thomas L. Egger, its President, duly authorized as he so declares,

                         (herein referred to as "3357481")

AND:                     THOMAS L. EGGER, businessman, of the City of Westmount,
                         Province of Quebec,

                         (herein referred to as "Thomas")

                         (Rod, Thomas and 3357481 are sometimes herein collectively referred to as the "Guarantors")


     WHEREAS the authorized capital of the Corporation consists of an unlimited number of Class "A" Shares, Class "B" Shares, Class "C" Shares, Class "D" Shares, Class "E" Shares, Class "F" Shares, Class "G" Shares and Class "H" Shares;
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                                      -2-

     WHEREAS Balance Bar has proposed to make an investment in the amount of Three million five hundred thousand dollars (US$3,500,000) in the Corporation by way of purchase from the Corporation of such number of Class "A" Shares of the Corporation as represents in the aggregate 10% of the issued and outstanding Class "A" Shares on a fully diluted basis; and

     WHEREAS the Corporation wishes to issue to Balance Bar such number of Class "A" Shares of the Corporation as represents in the aggregate 10% of the issued and outstanding Class "A" Shares on a fully diluted basis.

NOW THEREFORE, THIS AGREEMENT WITNESSETH:

1.   DEFINITIONS
     -----------

     The following terms, when used herein, shall have the following meanings:

     "Affiliates" shall have the meaning ascribed thereto in subsection 2(2) of the Canada Business Corporations Act;

     "Benefit Plan" shall have the meaning ascribed thereto in section 4.23;

     "Closing" and "Closing Date" shall mean the date hereof;

     "Contracts" shall have the meaning ascribed thereto in section 4.21;

     "Environmental Conditions" shall have the meaning ascribed thereto in section 4.41.13;

     "Environmental Laws" shall have the meaning ascribed thereto in section 4.41.13;

     "Environmental Liabilities" shall have the meaning ascribed thereto in section 4.41.13;

     "Environmental Permit" shall have the meaning ascribed thereto in section 4.41.13;

     "Financial Statements" shall have the meaning ascribed thereto in section 4.15;

     "Governmental Entity" shall have the meaning ascribed thereto in section
     4.3;

     "Hazardous Substance" shall have the meaning ascribed thereto in section 4.41.13;

     "Intellectual Property" shall have the meaning ascribed thereto in section 4.26;

     "Licenses" shall have the meaning ascribed thereto in section 4.14;

     "Losses" shall have the meaning ascribed thereto in section 6.2;

     "Millenium Compliant" shall have the meaning ascribed thereto in section 4.40;

     "Property" shall have the meaning ascribed thereto in section 4.14;

     "Shareholders" shall have the meaning ascribed thereto in section 4.6;
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                                      -3-

     "Share Issue Price" shall have the meaning ascribed thereto in section 3;

     "Shares" shall have the meaning ascribed thereto in section 2;

     "Subsidiaries" shall have the meaning ascribed thereto in section 4.5;

     "Taxes" or "Tax" shall have the meaning ascribed thereto in section 4.18.1;

     "Tax Returns" and "Tax Return" shall have the meaning ascribed thereto in section 4.18.1;

     "Third Party Claim" shall have the meaning ascribed thereto in section 6.3.

2.   SUBSCRIPTION AND ISSUE OF SHARES
     --------------------------------

     Upon and subject to the terms and conditions hereof, Balance Bar hereby subscribes for, on its own account, and the Corporation agrees to issue to Balance Bar 1,000 Class "A" Shares of the Corporation (the "Shares").

3.   ISSUE PRICE
     -----------

     The Shares shall be issued for an aggregate issue price of Three million five hundred thousand dollars (US$3,500,000) (the "Share Issue Price") being US$3,500 per Class "A" Share, which Share Issue Price shall be payable by way of a cheque made payable to the Corporation.

     The Share Issue Price was established on the basis of a negotiation between the Corporation and Balance Bar. In addition, Balance Bar has also been granted certain additional volume discounts by the Corporation on the purchase of increased volumes by Balance Bar Company of products manufactured by the Corporation.

4.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE GUARANTORS
     --------------------------------------------------------------------

     The Guarantors and the Corporation hereby represent and warrant, on a solidary basis as among each of them and hereby waiving the benefit of division and discussion to and in favour of Balance Bar as follows:

     4.1  Incorporation and Capacity. The Corporation is a corporation duly
          --------------------------
          incorporated under the laws of Canada and is a valid and subsisting corporation in good standing under such laws and is in good standing as a corporation and is licensed or qualified to transact business in each jurisdiction where the nature of its activities makes such license or qualification necessary and a list of such jurisdictions is hereto annexed as Schedule 4.1. The Corporation has the full corporate
                            ------------
          power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted and to own its property.

     4.2  Authority; No Conflicts. The Corporation has all requisite power and
          -----------------------
          authority to execute and deliver this Agreement and to consummate the transactions
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                                      -4-

          contemplated hereby. All acts and other proceedings required to be taken by the Corporation to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement and all other agreements contemplated hereby that have been executed by the Corporation have been duly executed and delivered by the Corporation and constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms. All other agreements and instruments contemplated by this Agreement to be delivered or executed by the Corporation at Closing shall at Closing constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

     4.3  Consents. No consent, license, approval, order or authorization of, or
          --------
          registration, filing or declaration with, any Governmental Entity is required to be obtained or made with respect to the Corporation in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and no consent of any other third party is required to be obtained with respect to the Corporation in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. As used herein the term "Governmental Entity" means any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality.

     4.4  No Bankruptcy. There has not been filed any petition or application,
          -------------
          or any proceeding commenced which has not been discharged, by or against the Corporation with respect to any assets of the Corporation under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by the Corporation for the benefit of its creditors.

     4.5  Subsidiaries. Except for the subsidiaries set out on Schedule 4.5
          ------------                                         ------------
          hereto (the "Subsidiaries"), the Corporation does not have, directly or indirectly, any ownership or other interest in, or control any corporation, partnership, joint venture, business association or other entity.

     4.6  Authorized and Issued Stock.  The authorized capital stock of the
          ---------------------------
          Corporation consists of an unlimited number of Class "A" Shares, an unlimited number of Class "B" Shares, an unlimited number of Class "C" Shares, an unlimited number of Class "D" Shares, an unlimited number of Class "E" Shares, an unlimited number of Class "F" Shares, an unlimited number of Class "G" Shares and an unlimited number of Class "H" Shares of which there are issued and outstanding such number of shares as are set forth on Schedule 4.6. The Shares represent one-
                                     ------------
          tenth of all of the issued and outstanding Class "A" Shares in the capital of the Corporation. All of the Shares are duly authorized and validly issued and are outstanding as fully paid and non-assessable. None of the Shares has been issued in violation of, and none of the Shares is subject to, any pre-emptive or subscription rights and except as set forth above, there are no shares in the capital stock or other equity securities of the Corporation outstanding. There are no outstanding subscriptions, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Corporation is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Corporation. The sole registered and beneficial owner of all of the issued and outstanding shares of the capital stock of the Corporation are the shareholders listed on Schedule 4.6 hereto (the
                                                     ------------
          "Shareholders").

     4.7  Title to Shares. Each of the Shareholders owns the shares set forth
          ---------------
          opposite his or its name in Schedule 4.6 above and the Corporation
                                      ------------
          owns all of the shares of each of the Subsidiaries with good and marketable title, free and clear of all liens, encumbrances, pledges, security interests, options, charges and claims of any nature or kind whatsoever.

     4.8  Voting Trust. Save and except for an agreement to be entered into
          ------------
          between the Guarantors, Robert Raich and 3515176 Canada Inc. relating to the disposition of the shares of the latter two shareholders (the "Share Disposition Agreement") which Share Disposition Agreement is more fully described at section 2.2 of the Shareholders' Agreement of even date herewith relating to the shares of the Corporation, a copy of which shall be provided to Balance Bar prior to its execution, none of the shares or other securities of the Corporation is subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rates or disposition of such shares or securities.

     4.9  Rights to Purchase Shares. There is no contract, option or other right
          -------------------------
          of another binding upon or which at any time in the future may become binding upon the Corporation to allot or issue any of the unissued shares of the Corporation or to create any additional class of shares, although the Corporation is in the process of adopting a management stock option plan.

    4.10  Actions Respecting Shares. There are no actions, suits, proceedings or
          -------------------------
          claims pending or threatened against or relating to the Corporation or with respect to or in any manner affecting the ownership by a Shareholder of the shares or which would adversely affect the ability of the Corporation to execute and deliver this Agreement and consummate the transactions contemplated hereby.

    4.11  Corporate Records. The minute books and share certificate books of the
          -----------------
          Corporation are true and complete and up to date in all material respects and accurately reflect all material corporate actions and decisions which have been taken by its board of directors and shareholders. The Corporation has made available to Balance Bar true and complete copies of the charter documents, including the certificate of incorporation, as amended to the date hereof, and the by-laws, as in effect on the date hereof, of the Corporation.

    4.12  Effect of Agreement. The execution and delivery of this Agreement does
          -------------------
          not and the execution and delivery of every other agreement or instrument contemplated by this Agreement to be delivered or executed by the Corporation at Closing and the consummation of the transactions contemplated hereby or thereby will not (i) conflict with, violate, result in a breach of or constitute a default under any
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                                      -6-

          provision of the certificate of incorporation or articles (as amended) or by-laws or other organizational documents of the Corporation, (ii) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any agreement or instrument to which the Corporation is a party or by which it or any of its properties or other assets may be bound, (iii) result in the creation of any lien, charge, hypothec or encumbrance upon the properties or other assets of the Corporation, (iv) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, the Corporation or upon any of its properties or other assets, (v) violate any law or regulation of any jurisdiction relating to the Corporation or its properties, other assets or business, or (vi) result in the loss of or require the repayment of any government grant, subsidy or tax credit.

    4.13  Compliance with Law. Subject to the provisions of any other
          -------------------
          representation or warranty contained herein which deals, more specifically, with any particular law, ordinance or regulation, the Corporation is, and all aspects of its business are, conducted in compliance with all applicable laws, ordinances and regulations, inclusive of those of any administrative boards or agencies or other public authorities having jurisdiction, the non-compliance with which would have an adverse effect on the Corporation or its operations.

    4.14  Licenses. The Corporation owns or holds all licenses, permits,
          --------
          franchises, approvals, consents, waivers, exemptions, authorizations, certificates of occupancy and similar rights and privileges ("Licenses"), all unencumbered and subject to no challenge, revocation, expiry, modification or termination, which are material or necessary to the ownership of its assets or the operation of each and every aspect of its business. The execution and consummation of this Agreement and the consummation of the transactions contemplated herein will not create any right of modification, limitation, termination or revocation on the part of a third party granting such Licenses; there exists no pending or threatened modification, limitation, revocation or termination of any such License. The Licenses are sufficient and adequate in all respects to permit the continued lawful conduct by the Corporation of its business in the manner now conducted and the ownership, occupancy and operation of any immoveable property leased by the Corporation (the "Property"), and none of the business operations of the Corporation are presently being conducted in a manner that violates in any respect any of the terms or conditions under which any License was granted. The Licenses have been duly obtained, are valid and are in full force and effect and the Corporation is not and has not been in violation of any of the Licenses, nor has the Corporation received any notice of the revocation or limitation of any of the Licenses. Schedule 4.13
                                                           -------------
          contains a list and description of all material licenses.

    4.15  Financial Statements. The Corporation has delivered to Balance Bar the
          --------------------
          audited consolidated financial statements of the Corporation for the periods ended August 31, 1998 and August 31, 1997 (hereinafter collectively referred to as the "Year-End Financial Statements"); the Year-End Financial Statements:
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                                      -7-

          4.15.1 reflect accurately the transactions entered into the books and accounts of the Corporation, as at the dates thereof;

          4.15.2 present fairly the assets, liabilities, retained earnings, profit and loss and financial position of the Corporation as at the dates thereof;

          4.15.3 have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied; and

          4.15.4 except to the extent reflected or reserved against thereon, the Corporation did not have on the dates thereof any liabilities or obligations of any nature, which would be required under Canadian generally accepted accounting principles to be disclosed thereon, whether direct or indirect, accrued, absolute, contingent, unasserted or otherwise, known or unknown, fixed or unfixed, liquidated or unliquidated including, without limitation, federal, provincial, local, municipal or other tax liabilities due or to become due or penalties, assessments or interest charges in respect thereof, or unusual forward or long term commitments or unrealized or anticipated losses from any unfavourable commitments.

          In addition, the Corporation has delivered to Balance Bar the internally-prepared unaudited consolidated financial statements for the seven months ended March 31, 1999 (the "March Statements"); the March Statements:

          4.15.5 reflect accurately, in all material respects, the transactions entered into the books and accounts of the Corporation, as at the date thereof;

          4.15.6 present fairly the assets, liabilities, retained earnings, profit and loss and financial position of the Corporation as at the date thereof;

          4.15.7 have been prepared in a manner consistent with the Year-End Financial Statements.

          The Year-End Financial Statements and the March Statements shall hereinafter be collectively referred to as the "Financial Statements".

    4.16  Title to Assets. Except as set forth on Schedule 4.16, the Corporation
          ---------------                         -------------
          or the Subsidiaries owns each of the assets shown or reflected on the Financial Statements (except only those assets which have been disposed of in the ordinary course of business since the dates thereof) and all other assets acquired since the dates thereof with good and marketable title, free and clear of all encumbrances, including without limitation, mortgages, liens, privileges, security interests, claims, charges and easements, restrictive covenants, conditional sale agreements, restrictions on transfer, rights of first refusal or offer, due and unpaid taxes and other encumbrances on title of any sort whatsoever. The Corporation has not received in respect of its assets or any of them any notice of conflict with the assertive rights of any other party. The assets owned by the Corporation on the Closing Date will include all of the assets necessary for or that are used by the Corporation in the conduct of the Corporation's business in the manner in which it has been conducted by the Corporation.

    4.17  Legal Proceedings. There are no suits, claims, actions (arbitration or
          -----------------
          legal) or administrative or other proceedings or governmental investigations pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its officers, directors, employees or agents in connection with the activities of the Corporation or Affiliates or as to which the Corporation or any of its officers, directors, employees, agents or Affiliates may become a party or be affected thereby before any court or administrative agency or officer, and the Corporation is not aware of any facts or circumstances which should, or could, reasonably form the basis for any such suits, claims, actions, proceedings and the Corporation is not the subject of any investigation or proceedings by any governmental authority, and none of the assets of the Corporation nor any of its business practices is in any manner, directly or indirectly, affected by any judgment, order, writ, or injunction of any court or governmental or administrative agency or officer.

    4.18  Tax Returns.
          -----------

          4.18.1 All returns (including, without limitation, income tax, corporation tax, capital tax, transfer business tax, import duties, goods and services tax, value added tax, franchise tax, sales and use tax, unemployment compensation, customs duty, excise tax, severance, property tax, gross receipts tax, profits tax, payroll and withholding tax returns and information returns) and reports of or relating to any federal, provincial, municipal, state, foreign or local tax, assessment or charge of any nature whatsoever (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Corporation (all such returns and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return"), have been or will be timely filed with the appropriate taxation authority on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be timely paid in full prior to the Closing Date;

          4.18.2 all Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed in all respects, fairly present or will fairly present in all respects the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

          4.18.3 save and except for a recently completed federal research and development tax audit, which will result in a re-assessment of approximately $50,000, none of such Tax Returns are now under audit or examination by any taxation or other authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Corporation or with respect to any Tax Return and there are no suits or similar proceedings now pending or, to the knowledge of the Corporation, threatened against the Corporation with respect to any Tax, and there are no matters under discussion with any taxation or other authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

    4.19  Tax Liabilities.
          ---------------

          4.19.1 The Corporation does not have any liability, obligation or commitment for the payment of Taxes, except those as are disclosed in the Financial Statements or such Taxes not yet due as have arisen since the date of the most recent of the Financial Statements in the usual and ordinary course of business and for which adequate provision in the accounts of the Corporation has been made, and the Corporation is not in arrears with respect to any required withholdings or instalment payments of any Tax of any kind. Save and except as set forth in section 4.18.3 neither Revenue Canada Taxation nor any other taxing authority is now asserting or threatening to assert any deficiency or claim for additional Taxes against the Corporation and there are no disputes as to any Taxes payable by the Corporation nor as to any matter which would have the effect of reducing any tax-loss carry forward that may be available to the Corporation. Save and except as set forth in section 4.18.3 there are no actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of Taxes nor are there any matters under discussion with any governmental authority with respect to Taxes asserted by any such authority;

          4.19.2 the inventories of the Corporation have been valued for tax purposes at the lower of cost or net realizable value;

          4.19.3 the paid up capital of the Corporation for income tax purposes equals its paid up capital under corporate law;

          4.19.4 to the best of the knowledge of the Corporation, any interest paid, payable or otherwise accruing on any interest-bearing debt of the Corporation is deductible (and to the extent that such debt exists on Closing will continue to be deductible) in computing its income under the Income Tax Act (Canada);

          4.19.5  save and except as set forth on Schedule 4.19.5 in respect of
                                                           ------
                  the period subsequent to August 31, 1995 only, the Corporation has not made any election under Section 85 of the Income Tax Act (Canada) with respect to the acquisition or disposition of any property;

          4.19.6 the Corporation has not made any election under Sub-section 83(2) of the Income Tax Act (Canada) with respect to payment out of a capital dividend account;

         4.19.7 save and except for a lease of premises with Patrick Egger for an amount of $1,200 per month, the Corporation has not acquired or had the use of any property from a person with whom it was not dealing at arm's length;

         4.19.8   save and except as set forth on Schedule 4.19.8 in respect of
                                                  ---------------
                  the period subsequent to August 31, 1995 only, the Corporation has not disposed of anything to a person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof;

         4.19.9 the Corporation has not discontinued carrying on any business in respect of which any non-capital losses were incurred;

         4.19.10 the Corporation has made all elections required to be made under the Income Tax Act (Canada) in connection with any distributions and all such elections were true and correct and in prescribed form and were made within the prescribed time periods;

         4.19.11 since its date of incorporation, the Corporation has been a "Canadian-controlled private corporation" within the meaning of the Income Tax Act (Canada);

         4.19.12  save and except as set forth on Schedule 4.19.12 in respect of
                                                           -------
                  the period subsequent to August 31, 1995 only, the Corporation is not, nor has previously been at any time, associated with any other Canadian-controlled private corporation (within the meaning of the Income Tax Act (Canada), and the Corporation has not filed with the Minister of National Revenue any agreement or form under Section 125(3) of the Income Tax Act (Canada) and the Corporation is not carrying on and has never carried on business as a member of any partnership;

         4.19.13 neither the Corporation nor its directors, officers or employees are aware of any contingent Tax liabilities or any grounds which would prompt a re-assessment, including aggressive treatment of income and expenses in filing earlier Tax returns;

         4.19.14 control of the Corporation has not been acquired by a person or persons since its date of incorporation (for purposes of this section, ("control" is to be given the meaning found in Sections 186, 251 and 256 of the Income Tax Act (Canada));

         4.19.15 there are no amounts outstanding and unpaid for which the Corporation has previously claimed a deduction under the Income Tax Act (Canada);

         4.19.16 there are no circumstances existing which could result in the application to the Corporation of either Section 78 or Section 80 of the Income Tax Act (Canada);

         4.19.17 the Corporation has not claimed and will not claim any reserve under any one or more of subparagraph 40(1)(a)(iii) or subparagraphs 20(1)(m) or 20(1)(n) of the Income Tax Act (Canada) if any such amount could be included in the Corporation's income for a period ending after Closing;

         4.19.18 the financial statements and schedules attached to the corporate income tax returns as filed by the Corporation for each of its taxation years reflect and disclose all transactions to which the Corporation was or is a party as required by the Income Tax Act (Canada) and the regulations made thereunder or other applicable revenue laws and all of the transactions to which the Corporation was or is a party are reflected or disclosed in these financial statements and schedules and these statements and schedules have been duly and accurately completed as required by these acts and regulations;

         4.19.19 subject to section 4.18.3, the Corporation is not and will not become liable for any invalid, late or excess designations under the Share Purchase Tax Credit Provisions or the Scientific Research and Experimental Development Tax Credit Provisions of the Income Tax Act (Canada) or for unpaid taxes under Part VII or Part VIII of the Income Tax Act (Canada);

         4.19.20 the Corporation has no net capital losses as of the date of the most recent of the Financial Statements and no transactions since that date will result in any net capital loss;

         4.19.21 the Corporation is a registrant for the purposes of the Goods and Services Tax provided for under the Excise Tax Act and its registration number is 100397694 RT;

         4.19.22 the Corporation is a registrant for the purposes of the goods and services tax provided for under the Quebec Sales Tax Act and its registration number is 1001346900 TQ 0001;

         4.19.23 the Corporation has paid all Taxes, if any, imposed by the Quebec Sales Tax Act and the Retail Sales Tax Act (Ontario) and the applicable legislation of each other province of Canada on the acquisition of its tangible personal property and none of its tangible personal property or moveable property has been transferred in a transaction contemplated under the provisions of Section 20.7 of the Quebec Sales Tax Act and any regulations made thereunder or Section 18 of Regulation 904 to the Retail Sales Tax Act (Ontario), or any predecessor thereof or the analogous provisions of the sales tax legislation of any other province;

         4.19.24 the Corporation has not made or been a party to any election under Sections 156(1), 227(1) or 273(1) of the Excise Tax Act of Canada or under the equivalent provisions of the Quebec Sales Tax Act;

         4.19.25 the "Accounts Receivable - Trade" shown on the Financial Statements are net of an allowance for doubtful accounts which is the aggregate of amounts individually calculated and recorded as reserves on particular accounts receivable;

         4.19.26  the preceding representations and warranties in this Section
                  4.19 which refer to the Income Tax Act (Canada) are true and correct with respect to the same or equivalent provisions, if any, of the Quebec Taxation Act or any other provincial taxation legislation;

   4.20  Insurance. All policies of fire, liability or other forms of insurance
         ---------
         held by the Corporation are valid, outstanding and in full force and effect, as to which premiums have been paid currently, and are in such amounts and provide insurance against such losses and risks as are adequate and consistent with the requirements of its business as currently conducted and are sufficient for compliance with all requirements of law and all agreements to which the Corporation is a party and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. The Corporation is not in default under any provision of any such policy of insurance and has not received notice of cancellation or non-renewal of any such insurance and no misstatement or misrepresentation has been made by the Corporation in any application for any policy of insurance. There is no claim by the Corporation pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters or carriers of such policies. The Corporation has not received any notice from or on behalf of any insurance carrier issuing such policies that insurance rates will hereafter be substantially increased, that there will hereafter be a cancellation, a change in the type of coverage provided, or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of existing policies, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Corporation, the purchase of any additional equipment, or the modification of any of the methods of doing business of the Corporation, will be required or suggested. The Corporation has no knowledge of any state of facts, or of the occurrence of any event, which the Corporation knows or has reason to believe might reasonably (i) form the basis for any claim against the Corporation not fully covered by insurance or for any liability on account of any express or implied warranty or tortious omission or commission, or (ii) result in a material increase in insurance premiums of the Corporation. The Corporation has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five
         (5) years.

   4.21  Contracts. Schedule 4.21 annexed hereto is a true and complete list and
         ---------  -------------
         description as at the date hereof of all written or oral contracts, agreements, arrangements or commitments to which the Corporation is a party or by which it or its assets are bound (collectively the "Contracts") and a list of those customers with which the Corporation has entered into manufacturing agreements, provided that Schedule 4.21
                                                                  -------------
         does not describe (but all of which are included within the term "Contracts") (i) Contracts which are otherwise disclosed on other Schedules to this Agreement or which have a value of less than Fifty Thousand Dollars ($50,000), (ii) Contracts which are terminable without penalty on notice from the Corporation of thirty (30) days or less, or (iii) Contracts for the supply of materials used in the manufacture of the Company's products having a term which is less than six (6) months, or
         (iv) customer Contracts or purchase orders which, in each case, have been entered into in the ordinary course of business, and have a term of less than six (6) months; except as set forth on Schedule 4.21, the
                                                             -------------
         Corporation and each of the other parties thereto has performed all obligations to be performed under all Contracts, and neither the Corporation nor, to the knowledge of the Corporation, any other party thereto is in default under any provision of such Contracts (except for any defaults which would not have an adverse effect on the Corporation or its operations), and no event has occurred which constitutes, or which with the passage of time or the giving of notice or both will constitute, a default under any provision thereof; except as set forth in Schedule 4.21, no consent of any party to any Contract is required
            -------------
         for the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement violate any Contract or constitute a default under, or occasion or result in the acceleration of any term of payment or in any change in any rate of interest payable pursuant to any such Contract or result in or give rise to a right to amend or modify the terms thereof. The copies of each of the Contracts delivered by the Corporation to Balance Bar represent the full and complete text thereof and have not been amended or modified, nor have any provisions thereof or rights of any party thereto been waived.

   4.22  Employment Matters. The Corporation does not have any employment,
         ------------------
         consulting or severance contract, arrangement or understanding (either written or oral) with any executive of the Corporation except such contracts as are listed on Schedule 4.22. The Corporation has made all
                                    -------------
         deductions required by law to be made for wages and salaries, which deductions are consistent with past practices and in accordance with generally accepted accounting principles and has either remitted same to the respective legally constituted authorities entitled to receive payment of same or has provided for same in its accounts. Hours worked by, and payments made to, employees of the Corporation have not been in violation of any applicable laws, rules or regulations dealing with such matters and all severance payments due to any employee have been paid or accrued as a liability on the books of the Corporation. The salaries and bonuses of all officers and employees of the Corporation are paid by the Corporation.

   4.23  Benefit Plans. Except as disclosed on Schedule 4.23 annexed hereto, the
         -------------                         -------------
         Corporation does not have in effect and has not announced or publicly proposed to have in effect any bonus, deferred compensation, pension, profit sharing, retirement, severance, stock option, group insurance, death benefit, welfare or other employee benefit plan, arrangement or policy whether formal or informal, for the benefit of any of its employees or former employees (each a "Benefit Plan"). Schedule 4.23
                                                                -------------
         contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of the Benefit Plans therein described and the Financial Statements reflect in the aggregate an accrual of all amounts accrued but unpaid under all such Benefit Plans as of the dates thereof. The Corporation does not have any commitment, whether formal or informal, and whether legally binding or not, to create any additional such Benefit Plan. Each of such Benefit Plans disclosed on
         Schedule 4.23 is in effect and the Corporation is in compliance with
         -------------
         all laws, rules and regulations applicable thereto. All Benefit Plans disclosed on Schedule 4.23 have been duly registered where required by,
                      -------------
         and are in good standing under, all applicable legislation and the Corporation has fulfilled its funding obligations under all such plans and no past service funding liabilities exist thereunder. With respect to each current Benefit Plan or plan under which benefits may be due to, or liabilities may exist in respect of, current or former employees, the Corporation has delivered to Balance Bar accurate and complete copies of (i) all currently applicable plan texts and agreements; (ii) all summary plan descriptions and material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent actuarial valuation. Each Benefit Plan has been administered materially in accordance with its terms. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant had been duly and timely filed or distributed. There are no pending investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability.

   4.24  Unions and Labour Practices. Except as set forth on Schedule 4.24, no
         ---------------------------                         -------------
         trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent:

         4.24.1 holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

         4.24.2 has applied to be certified as the bargaining agent of any of the Corporation's employees; or

         4.24.3 has applied to have the Corporation declared a related employer pursuant to the provisions of applicable law.

         There is no unfair labour practice charge or complaint with respect to employees of the Corporation pending before any agency or board, there is no labour strike, picketing, slow down or work stoppage or lock out actually pending or threatened against or affecting the Corporation or any of its operations, and the Corporation has not experienced any strike, slowdown or work stoppage, lock out or other collective labour action by or with respect to its employees, there are no charges with respect to or relating to the Corporation before any commission, agency or body responsible for the prevention of unlawful employment practices, the Corporation has no notice from any federal, provincial, local or other agency responsible for the enforcement of labour or employment laws of an intention to conduct an investigation of the Corporation or any of its business or employment practices and no such investigation is in progress, and the Corporation is in compliance with all applicable laws relating to employment and employment practices, wages, hours and terms and conditions of employment with respect to employees, including part-time employees (if any).

   4.25  Employee Indebtedness. Except as disclosed in the Financial Statements
         ---------------------
         no director, former director, officer, former officer, shareholder or employee of the Corporation or any person not dealing at arm's length within the meaning of the Income Tax Act (Canada) with any such person is indebted to the Corporation;

   4.26  Intellectual Property. Schedule 4.26 annexed hereto is a complete and
         ---------------------  -------------
         accurate list of all registered trade marks, trade names, patents, copyrights, service marks, applications therefor and other industrial and intellectual property (collectively "Intellectual Property") owned by the Corporation or necessary to the conduct of the business of the Corporation as presently conducted and which schedule sets forth, where appropriate, an identification of each such item of Intellectual Property, the date of any registration thereof or application therefor and the serial or registration number thereof; the Corporation has the right to use all such Intellectual Property and the consummation of the transactions contemplated herein will not adversely affect the right of the Corporation to use such Intellectual Property; the Corporation is the registered and beneficial owner of all such Intellectual Property with good and marketable title, subject to the security interests set forth in Schedule 4.26 and, except as set forth on Schedule 4.26,
                  -------------                             -------------
         subject to no pending challenge, revocation, expiry or termination; the Corporation is not required to pay royalties, fees or other consideration to any other person with respect to the use of such Intellectual Property or in connection with the conduct of its business or otherwise and the operation of the business of the Corporation does not violate, breach or infringe any patents, copyrights, trade names, trade marks or licenses held by others in Canada or the United States of America and the Corporation has no knowledge of any alleged breach or violation thereof. All of the Intellectual Property listed on
         Schedule 4.26 as registered or filed has been duly registered or filed
         -------------
         in the appropriate governmental office or with the appropriate governmental entity, to the extent that any such registration is required by law and the Corporation has paid all fees due prior to the Closing Date that are necessary to obtain or maintain in force any of the Intellectual Property. No event has occurred during the registration or filing of, or during any other proceeding relating to, the Intellectual Property that would make invalid or unenforceable, or negate the right to issuance or use of, any of the Intellectual Property. Except as set forth on Schedule 4.26, there are no
                                          -------------
         infringements or threats of infringements by the Corporation or any asserted or unasserted claims of third parties against the Corporation of infringements or misappropriation of any of the Intellectual Property nor are there any asserted claims by the Corporation contesting or challenging the right, title or interest of any other person in any of the Intellectual Property. There are no outstanding threatened or actual claims asserted against the Corporation alleging the infringement or misappropriation by the Corporation of any intellectual property. The use of the Intellectual Property by the Corporation has not infringed upon the rights of any other party and the Corporation has not received any notice of the revocation, withdrawal, expiration, abandonment or breach of any right to use the Intellectual Property.

   4.27  Guarantees. Save and except as disclosed on Schedule 4.27, the
         ----------                                  -------------
         Corporation does not have any outstanding contracts or commitments guaranteeing the payment of or the performance of the obligations of others, and the Corporation has not entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any financial assistance to any person, firm, corporation or other entity.

   4.28  Non-Arm's Length Relationship. None of the Corporation nor any party
         -----------------------------
         with whom the Corporation does not act at arm's length (as such term is defined in the Income Tax Act (Canada)) owns any property or assets, tangible or intangible, which are used by the Corporation in connection with the conduct of its business except pursuant to arrangements which form part of the Contracts.

   4.29  Governmental Filings. The execution, delivery and performance of this
         --------------------
         Agreement by the Corporation and the consummation of the transactions contemplated herein does not require any authorizations, consents or approvals of, or filings, registrations, qualifications or recordings with, any governmental, regulatory or other authority.

   4.30  Accounts and Records. The Corporation has maintained and shall continue
         --------------------
         to maintain books of account and financial records which are true and complete in all material respects, fairly reflecting all matters required by generally accepted accounting principles to be entered into books of account and such books of account and financial records have been maintained and shall continue to be maintained in accordance with generally accepted accounting principles consistently applied.

   4.31  Conflicts and Interests in Competitors. No officer, director, employee
         -----------------------
         or shareholder of the Corporation, nor any member of the family of any of them or any corporation, partnership or trust in which any of them, or in which any member of the family of any of them, has a substantial interest, directly or indirectly, or of which any of them or any member of his family is an officer, director, partner or trustee, is now, nor has been during the last thirty-six (36) months, directly or indirectly
         (i) a party to any contract, agreement or other arrangement with the Corporation providing for employment, the supply of services, products, merchandise or supplies, the rental of immoveable or moveable property, or otherwise requiring payments from or to the Corporation, or (ii) the holder of any interest, direct or indirect, in, or is a director, officer or employee of, or consultant to, or in any way controls or directs the management of, any entity which is a competitor, potential competitor, supplier or customer of the Corporation or the business of which is in any way related to the business of the Corporation, or
         (iii) the holder of any interest, direct or indirect, in any assets of the Corporation or any assets which are used by the Corporation in or in connection with the business conducted by the Corporation, the whole except as disclosed on Schedule 4.31 annexed hereto.
                                -------------

   4.32  Transactions with Directors, Officers, Shareholders and Affiliates.
         ------------------------------------------------------------------
         Except as disclosed in Schedule 4.32, there have been no transactions,
                                -------------
         agreements or arrangements relating to or affecting the Corporation or its business involving (i) any affiliate of the Corporation, (ii) any director, officer, shareholder of the

         Corporation, or of any affiliate of the Corporation, or (iii) any member of the immediate family of any individual described in clause
         (ii) above.

   4.33  Accounts Receivable. All the accounts receivable as shown on the books
         -------------------
         of the Corporation on the date hereof are actual and bona fide receivables resulting from the ordinary and usual conduct of the business of the Corporation, and the reserve for bad debts established in the most recent of the Financial Statements has been established in accordance with generally accepted accounting principles and the past experience of the Corporation.

   4.34  Inventories.  The value of inventories as reflected in the Financial
         -----------
         Statements has been determined at the lower of cost (as determined on a first in, first out basis) or net realizable value and on a basis consistent with prior years.

   4.35  Moveable Property. The machinery and equipment, rolling stock and other
         -----------------
         tangible moveable property owned or used by the Corporation are in reasonably good operating condition, ordinary wear and tear excepted, subject to normal repairs in the ordinary course of business, and are suitable for the uses made thereof by the Corporation in the conduct of its business.

   4.36  Plants and Structures. The plants and structures owned, occupied or
         ---------------------
         used by the Corporation in its business are in satisfactory operating condition and repair for the businesses now being conducted therein and conform with all applicable ordinances, regulations and laws relating to their ownership, occupation and use. In December of 1998, the Corporation purchased the land described in Schedule 4.36 in order to
                                                     -------------
         expand operations and is in the process of completing negotiations with a general contractor for the erection of a building thereon for a cost currently estimated at approximately $9,500,000.

   4.37  Warranties and Product Liability. The Corporation does not provide
         --------------------------------
         written warranties with respect to its products, and represents only that its products are prepared in accordance with good manufacturing practice for products suitable for human consumption and that same comply with (U.S.) FDA requirements or (Canadian) HPB requirements, as the case may be . During the past five (5) year period, there has been no change in the policies of the Corporation relative to warranties or returns. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Corporation, threatened against or involving the Corporation relating to any product alleged to have been manufactured or sold by the Corporation and alleged to have been defective, or improperly designed or manufactured, and the Corporation does not know or has any reason to know of any basis for any such action, proceeding or investigation.

   4.38  No Power of Attorney. The Corporation has not given to any person,
         --------------------
         firm, corporation or other entity any power of attorney, whether limited or general, which is now or will be in effect, except powers of attorney (in customary form) given to customs brokers.

   4.39  Suppliers and Customers. To the knowledge of the Corporation, the
         -----------------------
         relationships of the Corporation with each of the suppliers and customers of the Corporation are good commercial working relationships and no supplier or customer of the Corporation has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Corporation, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Corporation. The Corporation has no reason to believe that the consummation of the transactions contemplated hereunder by Balance Bar will adversely affect the relationship of the Corporation with any such supplier or customer, save and except for the fact that many of the customers of the Corporation are competitors of Balance Bar.

   4.40  Y2K. Schedule 4.40 summarizes the program of testing and evaluation
         ---  -------------
         which has been undertaken by the Corporation of the information systems hardware and the information systems software used by Corporation in order to determine the extent to which the information systems hardware and the information systems software is Millennium Compliant (as hereinafter defined) and includes a summary of all information systems hardware and information systems software in respect of which a decision has been made to upgrade or replace further to the results of such program of testing and evaluation and actions taken or to be taken or implemented and the disclosure provided by certain of the Corporation's suppliers in order to cause the information systems hardware and the information systems software to be Millennium Complaint. For purposes hereof the term "Millennium Compliant" means the ability of a system to provide all of the following functions:

         4.40.1 to date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output and calculating and storing information involving dates or portions of dates in a way that resolves the ambiguity as to century; and

         4.40.2 to function accurately and without interruption, before, during and after January 1, 2000, without any change in operations or change in input or output procedures associated with the advent of the new century or with leap years.

         The Corporation has not experienced and has no reason to believe that it will experience material revenue losses as a result of its own information systems hardware or information systems software not being Millennium Compliant.

   4.41  Environmental Matters. Except as may be indicated by the Phase I
         ---------------------
         environmental reports annexed hereto as Schedule 4.42, the Corporation
                                                 -------------
         is in compliance with, and has not violated, all Environmental Laws, the non-compliance with which would have an adverse effect on the Corporation or its operations, and all judgments, injunctions, notices or demand letters issued pursuant thereto.

         Without restriction as to the generality of the foregoing, each of the Corporation and any person or entity whose liability for Environmental Liabilities the Corporation has or may have retained or assumed either contractually or by operation of law, including, without limitation, employees and consultants of the Corporation:

         4.41.1 Has not caused or allowed the generation, use, treatment, storage, or disposal of any Hazardous Substance at, or transportation from, any site or facility owned, leased or operated by the Corporation except in accordance with all applicable Environmental Laws;

         4.41.2 Has not caused or allowed the release of any Hazardous Substance onto, at, near or from any site or facility owned, leased or operated by the Corporation;

         4.41.3 Is not required to secure any Environmental Permits in order to conduct its business and operations;

         4.41.4 Has not received any notice requiring it to obtain any Environmental Permit;

         4.41.5 Has not received, nor has there been issued to or against the Corporation, any claim, notice, citation, summons or order, and no investigation or review is pending or, to the Corporation's actual knowledge, threatened by any authority with respect to:

                 4.41.5.1 any alleged violation by the Corporation of any Environmental Law;

                 4.41.5.2 any alleged failure by the Corporation to hold any Environmental Permit; or

                 4.41.5.3 any alleged violation by the Corporation to comply with any such Environmental Permit.

         4.41.6 Has not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance and has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Laws;

         4.41.7 Does not own, operate or lease and did not at any previous time own, operate or lease any real property, improvements or related assets which have been subject to the lease of any Hazardous Substance;

         4.41.8 Does not own, operate or lease and did not at any previous time own, operate or lease any real or immoveable property, improvements or related assets wherein PCB's, asbestos or urea formaldehyde insulation is or has been present whether above ground, underground or within any structure thereon or contained in any equipment owned, operated or leased by the Corporation; nor are there any underground storage tanks, active or abandoned, at any property now or previously owned, operated or leased by the Corporation;

         4.41.9 Is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement and/or corrective action decree, order or agreement issued or entered into under any federal, provincial, state or municipal statute, regulation or ordinance regarding the environment and/or health or safety in the work place;

        4.41.10 Has not transported any Hazardous Substance or arranged for the transportation of any such substance to any location which is not listed and duly authorized pursuant to the Environmental Laws or which is the subject of federal, provincial, state or municipal enforcement actions or other investigations which may lead to claims against the Corporation for clean-up cost, remedial work, damages to natural resources or for personal injury claims under any applicable Environmental Law and all Hazardous Substances transported by or on behalf of the Corporation have been transported in compliance with all applicable laws, and no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, ignited, emptied, injected, leached, dumped or allowed to escape at, under or from any property now or formerly owned, operated or leased by the Corporation;

        4.41.11 Is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws, the non-compliance with which would have an adverse effect on the Corporation or its operations, and is not subject to any Environmental Liabilities;

        4.41.12  Except as set forth in Schedule 4.41, has not conducted or
                                        -------------
                 caused to be conducted any environmental audit of any property operated, leased or owned by it, nor is it aware of any such environmental audit conducted by any third party (including, without restriction, any lender or potential purchaser) unless in each such case a copy of every report, memorandum or summary prepared with respect to such environmental audit has been delivered to Balance Bar;

        4.41.13 Has not failed to report to the proper authorities the occurrence of each event which is required to be so reported by the Environmental Laws, and has provided Balance Bar with true and complete copies of all such reports and all correspondence relating thereto.

        For the purposes hereof:

        The expression "Environmental Laws" includes any federal, provincial, state or municipal law, by-law, rule, regulation, decree, code, guideline, standard, order or ordinance of the United States or Canada relating to the environment including those relating to (i) the control of any potential pollutant or the protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances considered to be harmful, or (iv) the release of any Hazardous Substance (as defined below) into the environment;

          The expression "Environmental Conditions" includes any pollution, contamination, degradation, damage or injury caused by, related to, or arising from or in connection with the generation, use, ownership, possession, handling, treatment, storage, transportation, disposal, discharge, release or emission of any pollutant, contaminant, or toxic or hazardous substance, material, or waste, including mixtures thereof with other materials, and any toxic, flammable, or hazardous building materials, including, but not limited to, asbestos and urea formaldehyde foam insulation;

          The expression "Environmental Permit" includes any permit, license, approval or other authorization with respect to the Corporation or its operations or businesses under any applicable law, regulation or other requirement of Canada or the United States or of any province, state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes;

          The expression "Environmental Liabilities" includes any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action now recognized, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, legal fees and costs of court which are incurred by, asserted against, or imposed upon the Corporation or Balance Bar arising out of or in connection with the Corporation or its business operations pursuant to any agreement, order, notice of responsibility, directive (including directives and requirements embodied in Environmental Laws), injunction, judgment or similar document (including settlements) issued by a court of competent jurisdiction or any federal, state, or local governmental entity or agency, or pursuant to any claim by a governmental agency or any person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by said governmental agency or person pursuant to common law or statute, arising out of or in connection with: (i) any violation of or non-compliance with Environmental Laws (including but not limited to failure to procure or violation of Environmental Permits), and (ii) any actual or alleged Environmental Condition (regardless of when discovered) existing on the Closing Date or exposure thereto.

          The expression "Hazardous Substance" includes any substance, waste, solid, liquid or gaseous matter, petroleum or petroleum derived substance, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, transient reaction intermediate or any combination of the above deemed hazardous, hazardous waste, solid waste, toxic or pollutant, a deleterious substance, a contaminant or source of pollution or contamination under any Environmental Law, or by any federal, provincial, state or municipal government, governmental agency, minister, deputy-minister, governor-in-council, lieutenant governor-in-council, or any tribunal or board.

    4.42  No Violation.  The Corporation has no legal obligation (absolute or
          ------------
          contingent) to, is not a party to and is not affected by any arrangement with, any other person or entity to sell the Shares or any other shares in the capital of the Corporation or securities issued by it or to sell any of the properties or assets, immoveable, moveable or mixed, or any interest therein, of the Corporation (other than sales in the ordinary course of business) or to enter into any agreement with respect to the foregoing. The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby will not violate or result in a breach of any agreement in principle, letter of intent or other agreement entered into by the Corporation in connection with any proposed acquisition of the Shares or any other shares in the capital of the Corporation or securities issued by it or the assets of the Corporation or violate any other rights of any third party with respect to any proposed acquisition of the Shares or the assets of the Corporation.

    4.43  Absence of Certain Changes or Events. From August 31, 1998 until the
          ------------------------------------
          date hereof, the Corporation has:

          4.43.1 (a) conducted its business in the manner in which such business has heretofore been conducted; (b) except as otherwise disclosed herein, not incurred any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than current liabilities for accounts payable in the ordinary and usual course of its business, none of which is material, or as otherwise disclosed in this Agreement; (c) except as otherwise disclosed herein, not entered into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; and (d) not amended nor terminated nor suffered the amendment nor termination of, nor given nor received any notice of any proposed amendment or termination of, any Contract;

          4.43.2 without limiting the generality of Section 4.43.1, and except as otherwise disclosed herein, not sold, leased, mortgaged or otherwise encumbered or disposed of any of its assets, except in the ordinary and usual conduct and course of its business;

          4.43.3 without limiting the generality of Section 4.43.1, not amalgamated, merged or consolidated, nor entered into any agreement to amalgamate, merge or consolidate, with any person, nor purchased or agreed to purchase all or substantially all of the assets of any person, nor purchased or agreed to purchase, nor leased or agreed to lease, nor acquired or agreed to acquire, any additional assets except as mentioned in section 4.36 and Schedule 4.36, except leases of
                                                -------------
                  equipment and purchases of materials and supplies for use in the ordinary and usual conduct and course of its business;

         4.43.4 save and except for the articles of amendment annexed hereto as Schedule 4.43.4 adopted in order to effect a 90:1 stock
                     ---------------
                  split and create Class "H" shares and convert the Class "E" shares into Class "H" shares, made no changes in its charter, by-laws, other than with respect to the Corporation's registered office and number of directors and the repeal of a by-law respecting special majority, or capital structure, nor issued or sold and not agreed to issue or sell any of its capital stock or other corporate securities;

         4.43.5 except for the payment of dividends of $42,145 on the Class "D" shares and the redemption of 100,000 Class "D" shares of the Corporation, not declared, authorized, paid or made any dividend or other distribution to any shareholder; nor paid or agreed to pay any salaries, management fees, royalties, bonuses or any other payments to any shareholders or any persons not acting at arm's length with the Corporation other than in the ordinary course of business; nor purchased or otherwise acquired any of its shares or agreed to take any such action;

         4.43.6 without limiting the generality of Section 4.43.1, not cancelled or released any debts or claims except, in each case, in the ordinary and usual conduct and course of business;

         4.43.7 not suffered any extraordinary loss or knowingly waived any right of substantial value;

         4.43.8 not suffered any damage, destruction or loss, whether or not covered by insurance, which may materially and adversely affect its property or business;

         4.43.9 not suffered any material adverse changes, financial or otherwise, in its business, financial condition or Properties or any occurrences or circumstances which might reasonably be expected to result in a material adverse change thereto;

         4.43.10 not incurred any obligations or expenses out of the ordinary course of business or effected any material changes in the management or operation of its business;

         4.43.11 not increased the wages, salary or basis of remuneration of any employee of the Corporation, nor paid any bonus or similar payment, other than in the ordinary course of business and, with respect to the executives of the Corporation, other than as set forth on Schedule 4.22 annexed hereto;
                                  -------------

          4.43.12 not changed any of its accounting methods, principles, practices or policies;

          4.43.13 without limiting the generality of Section 4.43.1, not materially changed any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies.

    4.44  No Material Adverse Change.  Since August 31, 1998, there has been no
          --------------------------
          material adverse change in the assets, Properties, business, prospects, operations or condition (financial or otherwise) of the Corporation, and the Corporation does not know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, Properties, business, prospects, operations or condition (financial or otherwise) of the Corporation, whether or not covered by insurance.

    4.45  No Materially Adverse Undisclosed Facts. There is no fact known to the
          ---------------------------------------
          Corporation which has not previously been disclosed in writing to Balance Bar which materially adversely affects the Corporation or its assets, Properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to Balance Bar in order to make any of the warranties and representations herein not misleading and no state of facts is known to the Corporation, which materially adversely affects the Corporation or would operate to prevent the Corporation from continuing to carry on its business in the manner in which carried on at the date hereof. All documents and other papers delivered by or on behalf of the Corporation to Balance Bar in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. No representation or warranty of the Corporation contained in this Agreement, and no statement of information contained in any schedule annexed hereto or in any certificate or other document required to be furnished to Balance Bar pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein not false or misleading.

    4.46  All Representations and Warranties applicable to Subsidiaries.  All
          -------------------------------------------------------------
          representations and warranties made in this Article 4 apply to each of the Subsidiaries or shall apply to each of the Subsidiaries and whenever and wherever the word Corporation is used in this Article 4, it shall include the word Subsidiaries except where the context otherwise clearly requires.

5.  REPRESENTATIONS AND WARRANTIES OF BALANCE BAR
    ---------------------------------------------

    Balance Bar hereby represents and warrants to and in favour of the Corporation as follows:

    5.1   Incorporation and Capacity. Balance Bar is a corporation duly
          --------------------------
          incorporated under the laws of Delaware and is a valid and subsisting corporation in good standing under such laws and under the laws of each jurisdiction in which it carries on business and Balance Bar has the corporate power and authority to consummate the transactions contemplated hereby.

    5.2  Authorization. Balance Bar has all requisite power and authority to
         -------------
         execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Balance Bar to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement and all other agreements contemplated hereby that have been executed by Balance Bar have been duly executed and delivered by Balance Bar and constitute the valid and binding obligation of Balance Bar enforceable against Balance Bar in accordance with its terms. All other agreements and instruments contemplated by this Agreement to be delivered or executed by Balance Bar at Closing shall at Closing constitute the valid and binding obligation of Balance Bar enforceable against Balance Bar in accordance with its terms.

    5.3  Effect of Agreement.  The execution, delivery and performance of this
         -------------------
         Agreement and the consummation of the transactions contemplated by this Agreement will not (a) violate or result in a breach of or default (or event which, upon notice or lapse of time, would constitute a default) or acceleration under the articles or by-laws of Balance Bar or any instrument or agreement to which Balance Bar is a party or is bound, or
         (b) violate any judgment, order, injunction, decree or award against, or binding upon Balance Bar or upon the property or business of Balance Bar.

    5.4  Consents. No consent, license, approval, order or authorization of or
         --------
         registration, filing or declaration with, any Governmental Entity is required to be obtained or made with respect to Balance Bar in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby, and no consent of any other third party is required to be obtained with respect to Balance Bar in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

    5.5  Compliance with law. Balance Bar is, and all aspects of its business
         -------------------
         are, conducted in compliance with all applicable laws, ordinances and regulations, inclusive of those of any administrative boards or agencies or other public authorities having jurisdiction, the non-compliance with which would have a material adverse affect on Balance Bar or its operations.

    5.6  Legal proceedings. There are no suits, claims, actions (arbitration or
         -----------------
         legal) or administrative or other proceedings or governmental investigations pending or, to the knowledge of Balance Bar, threatened against Balance Bar or any of its officers, directors, employees, agents or Affiliates in connection with the activities of Balance Bar or Affiliates or as to which Balance Bar or any of its officers, directors, employees, agents or Affiliates may become a party or be affected thereby before any court or administrative agency or officer, and Balance Bar is not aware of any facts or circumstances which should, or could, reasonably form the basis for any such suits, claims, actions, proceedings and Balance Bar is not the subject of any investigation or proceedings by any governmental authority, and none of the assets of Balance Bar nor any of its business practices is in any manner, directly or indirectly, affected by any judgement, order, writ or injunction of any court or governmental or administrative agency or officer.

    5.7  Governmental filings. The execution, delivery and performance of this
         --------------------
         Agreement by Balance Bar and the consummation of the transactions contemplated herein does not require any authorizations, consents or approvals of, or filings, registrations, qualifications or recordings with, any governmental, regulatory or other authority except as required by the United States Securities and Exchange Commission.

6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITY
    --------------------------------------------------------

    6.1 All of the representations, warranties, covenants and agreements made by the Corporation and the Guarantors in this Agreement or pursuant hereto shall be continuing and shall survive the execution hereof and the Closing and any investigation made at any time by or on behalf of Balance Bar. All statements of the Corporation and the Guarantors contained herein or in any certificate, schedule, list, exhibit, document or other writing required to be delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Corporation and the Guarantors made in this Agreement or pursuant hereto.

    6.2 The Corporation and the Guarantors shall indemnify Balance Bar and the officers, directors and representatives of Balance Bar and save Balance Bar harmless from and against any and all claims, demands, losses, liabilities, damages, causes of action, proceedings, judgments, recoveries, deficiencies, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements and amounts paid in settlement) (hereinafter some times referred to collectively as "Losses") suffered or sustained by Balance Bar or by the Corporation resulting from, arising out of or relating to:

         6.2.1 any breach or falsity of any of the representations or warranties of the Corporation set forth herein or any failure of the Corporation to duly perform, observe or fulfil any term, provision, covenant or agreement contained herein or in any agreement delivered pursuant to this Agreement to be performed or observed by the Corporation, or from any misrepresentation in or omission from any certificate, schedule or other document provided to Balance Bar by the Corporation pursuant to this Agreement;

         6.2.2 any claims, demands, suits, proceedings or actions by any third party containing allegations which, if true, would constitute a misrepresentation, breach of warranty or failure to fulfil a covenant or obligation on the part of the Corporation under this Agreement;

         6.2.3 any claims, demands or causes of action of any kind or nature by any third party arising from the issuance of the Shares contemplated hereby;

         6.2.4 any claims, demands or causes of action of any kind or nature by any third party arising from the conduct of the business of the Corporation prior to the Closing Date which are not reflected on the Financial Statements.

    6.3 Obligations of indemnification shall be satisfied within fifteen (15) days after written notice thereof from Balance Bar to the Corporation. The amount of any payment to Balance Bar in respect of any Losses shall be of sufficient amount to make Balance Bar whole, including, without limitation or duplication, an amount sufficient to make up any diminution in the value of the Shares held by Balance Bar resulting from the payment by the Corporation of such indemnification payment. Upon obtaining knowledge thereof, Balance Bar shall promptly notify the Corporation in writing of any claim or demand which Balance Bar has determined has given or could give rise to a right of indemnity under this Agreement. The failure by Balance Bar to give such notice shall not relieve the Corporation from any liability it shall otherwise have pursuant to this Agreement except to the extent the Corporation is actually prejudiced by such failure of notice. If such claim or demand relates to a claim or demand asserted by a third party against Balance Bar ("Third Party Claim"), the Corporation shall have the right to defend the same at its own cost and expense with counsel of its own selection, provided that: (i) Balance Bar shall at all times have the right to fully participate in the defence at its own expense; (ii) the Third Party Claim does not seek any injunctive or other relief other than monetary damages against Balance Bar; (iii) the Corporation unconditionally acknowledges in writing its obligation to indemnify and hold Balance Bar harmless with respect to the Third Party Claim; and
         (iv) counsel chosen by the Corporation is satisfactory to Balance Bar, acting reasonably. If the Third Party Claim is asserted against the Corporation, then the Corporation alone shall defend same.

    6.4 If the Corporation is not entitled to defend a Third Party Claim against Balance Bar, or shall, within a reasonable time after notice of a Third Party Claim, fail to defend a Third Party Claim against Balance Bar, Balance Bar shall have the right, but not the obligation, to undertake the defence of and to compromise or settle the Third Party Claim against Balance Bar at the risk and expense of the Corporation, provided that it is determined that the Corporation was obliged to indemnify and hold harmless Balance Bar with respect to such Third Party Claim. In the event that the Corporation does defend a Third Party Claim against Balance Bar, it will not be permitted to control the settlement of the claim, unless (i) the terms of the settlement require only the payment of money and do not require Balance Bar to admit any wrongdoing or take or refrain from taking any action; (ii) the full amount of the settlement is paid by the Corporation; and (iii) Balance Bar receives, as part of the settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance reasonably satisfactory to Balance Bar, providing that the Third Party Claim and any claimed liability of Balance Bar with respect to the claim is being fully satisfied because of the settlement and that Balance Bar is being released from any and all obligations or liabilities it may have with respect to the Third Party Claim.

    6.5  Balance Bar shall only be entitled to make a claim or demand under this
         Section 6 if the aggregate Losses exceeds, or after giving effect to the claim or demand in question, would exceed $500,000, whereupon Balance Bar shall be entitled to make a claim or demand based solely upon Losses in excess of the amount of $500,000.

    6.6 For purposes of determining the losses suffered or incurred as a result of a breach or falsity of the representations and warranties set forth in Section 4.18 or 4.19 hereof, if an assessment or reassessment with respect to the fiscal years of the Corporation ending on or before the Closing Date results in an increase in the income or taxable income for a fiscal year of the Corporation ending on or before the Closing Date, but results in a reduction in the income or taxable income of the Corporation for fiscal years ending after the Closing Date, the amount which the Corporation shall be liable to pay with respect to such assessment or reassessment for the period ending on or before the Closing Date shall be reduced by the amount of the reduction in taxes, if any, resulting from such reduction in income or taxable income for the period ending after the Closing Date. Furthermore, if the effect of an assessment or reassessment with respect to fiscal periods of the Corporation ending on or before the Closing Date is to entitle the Corporation to a refund of taxes paid for another year prior to the Closing Date then the amount which the Corporation shall be liable to pay with respect to such assessment or reassessment shall be reduced by the aggregate of the taxes refunded and ten percent (10%) of the net after tax amount retained by the Corporation in respect of the interest paid by the appropriate governmental authority with respect to such refund. If a refund can only be obtained by filing an amended tax return, then Balance Bar shall agree to allow the Corporation to file such amended tax return.

    6.7 The determination as to whether Balance Bar shall make any claim or demand made under this Agreement shall be determined at the sole discretion of Balance Bar. Any such demand or claim shall be based on the losses actually suffered or incurred by the claiming party on a dollar for dollar basis without resort to any multiple upon which the Share Issue Price may have been determined. For greater certainty, should Balance Bar seek indemnification based on a decline in value of the Corporation, the determination of its losses shall reflect that Balance Bar holds a ten percent (10%) equity interest in the Corporation, such that a one dollar decline in value of the Corporation shall not amount to more than a ten cent loss to Balance Bar.

    6.8 Notwithstanding any other provision of this Agreement, all of the representations and warranties made herein by the Corporation or Balance Bar shall survive the execution and delivery of this Agreement until the third (3/rd/) anniversary of the Closing Date, whereas all the representations and warranties made herein by the Guarantors shall only survive the execution and delivery of this Agreement until the second (2/nd/) anniversary of the Closing Date, except for any claim or demand based on intentional misrepresentation or fraud, which shall survive in perpetuity.

    6.9 The provisions of this Section 6 shall apply mutatis mutandis to any claim of the Corporation against Balance Bar.

7.  SOLIDARY OBLIGATIONS
    --------------------

    Each and all of the covenants, obligations and agreements of both the Corporation and the Guarantors made in this Agreement shall be a solidary obligation as amongst the Corporation and the Guarantors, subject to the time limitations set forth in Section 6.8, each of them hereby waiving the benefits of division and discussion.

8.  EXAMINATION
    -----------

    It is expressly provided that all inspections, investigations, reviews or feasibility studies undertaken by Balance Bar or its agents shall not serve to diminish the liability of the Corporation occasioned by the Corporation's breach of any representations and warranties made by the Corporation pursuant to the provisions of this Agreement, or otherwise prevent Balance Bar from enforcing the obligations of the Corporation pursuant to this Agreement, it being understood and agreed that Balance Bar's subscription for the Shares pursuant to this Agreement shall be in reliance upon such representations and warranties.

9.  NOTICES
    -------

    Any notice or other communication permitted or required to be given hereunder by one party to the other shall be in writing and shall be delivered by hand or by courier service or by telecopier to the party entitled or required to receive the same, as follows:

    IF TO THE CORPORATION:        1600, 46/th/ Avenue
                                  Lachine, Quebec
                                  H8T 3J9
                                  Attention: Thomas Egger

    Copy to:                      Spiegel Sohmer
                                  Place Ville Marie
                                  Suite 1203
                                  Montreal, Quebec
                                  H3B 2G2
                                  Attention: Janice Naymark

    IF TO BALANCE BAR:            1015 Mark Avenue
                                  Carpinteria, CA
                                  93013
                                  Attention: Thomas Flahie

    Copy to:                      Goodman Phillips & Vineberg
                                  1501 McGill College
                                  26/th/ Floor
                                  Montreal, Quebec
                                  H3B 3N9
                                  Attention: Hillel W. Rosen

    IF TO RODERICK EGGER:         c/o Bariatrix Products International Inc.
                                  1600, 46/th/ Avenue
                                  Lachine, Quebec
                                  H8T 3J9

    Copy to:                      Spiegel Sohmer
                                  Place Ville Marie
                                  Suite 1203
                                  Montreal, Quebec
                                  H3B 2G2
                                  Attention: Janice Naymark

    IF TO 3357481 CANADA INC.:    c/o Bariatrix Products International Inc.
                                  1600, 46/th/ Avenue
                                  Lachine, Quebec
                                  H8T 3J9

    Copy to:                      Spiegel Sohmer
                                  Place Ville Marie
                                  Suite 1203
                                  Montreal, Quebec
                                  H3B 2G2
                                  Attention: Janice Naymark

    IF TO THOMAS EGGER:           c/o Bariatrix Products International Inc.
                                  1600, 46/th/ Avenue
                                  Lachine, Quebec
                                  H8T 3J9

     Copy to:                     Spiegel Sohmer
                                  Place Ville Marie
                                  Suite 1203
                                  Montreal, Quebec
                                  H3B 2G2
                                  Attention: Janice Naymark

     Notice delivered as aforesaid shall be deemed received on the date of actual delivery thereof. Each party may change its address by notice delivered in like manner. Notices and other communications may be signed by any officer of any party hereto or by their respective legal counsel.

10.  INTEGRATED CONTRACT, WAIVER AND MODIFICATION
     --------------------------------------------

     This Agreement (including the schedules hereto and the other documents and certificates delivered pursuant to the terms hereof) represents the complete and entire understanding and agreement between the parties hereto with regard to all matters involved in this transaction and supersedes any and all prior agreements, whether written or oral. No agreements or provisions, unless incorporated herein, shall be binding on either party hereto. This Agreement may not be modified or amended nor may any covenant, agreement, condition, requirement, provision, warranty or obligation contained herein be waived, except in writing signed by both parties or, in the event that such modification, amendment or waiver is for the benefit of one of the parties hereto and to the detriment of the other, then the same must be in writing signed by the party to whose detriment the modification, amendment or waiver enures.

11.  GOVERNING LAW
     -------------

     This Agreement shall be construed in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

12.  BINDING EFFECT
     --------------

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

13.  DESCRIPTIVE HEADINGS
     --------------------

     The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

14.  ENFORCEABILITY OF PROVISIONS
     ----------------------------

     If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, then the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

15.  PLURAL, SINGULAR, GENDER
     ------------------------

     When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa. References to any gender shall include any other gender as may be applicable under the circumstances.

     The terms "herein", "hereof", "hereunder", and other words of similar import mean and refer to this Agreement as a whole and not merely as to the specific paragraph or clause in which the respective word appears, unless expressly so stated.

16.  PUBLICITY
     ---------

     None of the Corporation nor Balance Bar shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or provincial governmental agency or any stock exchange, except that the party required to make such announcement shall consult with the other party concerning the timing and content of such announcement before such announcement is made.

17.  CURRENCY
     --------

     All references to currency in this Agreement are to Canadian dollars.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above stated.



                              BARIATRIX PRODUCTS INTERNATIONAL INC.


                              Per:      /s/ Roderick Egger
                                     ------------------------------


                              BALANCE BAR COMPANY


                              Per:      /s/ Thomas J. Flahie
                                     ------------------------------


                                   /s/ Roderick Egger
                              -------------------------------------
                              RODERICK EGGER


                              3357481 CANADA INC.


                              Per:      /s/ Thomas Egger
                                     ------------------------------


                                   /s/ Thomas Egger
                              -------------------------------------
                              THOMAS EGGER